
<ARTICLE> 5
<LEGEND>
This financial data schedule is included to comply with the requirements of
Item 601 (c) (2) of Regulations S-K and S-B. This schedule contains summary financial information extracted from Form 10-Q for the quarterly period ended
September 30, 1994 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1994
<PERIOD-END>                               SEP-30-1994
<CASH>                                        $ 50,378
<SECURITIES>                                  $ 24,977
<RECEIVABLES>                                $ 104,672
<ALLOWANCES>                                $ (24,948)
<INVENTORY>                                          0
<CURRENT-ASSETS>                             $ 183,738<F1>
<PP&E>                                     $ 2,939,996
<DEPRECIATION>                             $ (476,461)
<TOTAL-ASSETS>                             $ 2,897,922
<CURRENT-LIABILITIES>                        $ 265,345<F2>
<BONDS>                                    $ 2,489,788
<COMMON>                                         $ 476
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                       $ 40
<OTHER-SE>                                    $ 80,247
<TOTAL-LIABILITY-AND-EQUITY>               $ 2,897,922
<SALES>                                      $ 498,846
<TOTAL-REVENUES>                             $ 498,846
<CGS>                                                0
<TOTAL-COSTS>                                $ 326,052
<OTHER-EXPENSES>                               $ 4,960
<LOSS-PROVISION>                               $ 2,704
<INTEREST-EXPENSE>                           $ 158,753
<INCOME-PRETAX>                                $ 6,377
<INCOME-TAX>                                   $ 3,932
<INCOME-CONTINUING>                            $ 2,445
<DISCONTINUED>                                       0
<EXTRAORDINARY>                              $ (3,053)
<CHANGES>                                            0
<NET-INCOME>                                   $ (608)
<EPS-PRIMARY>                                  $ (.22)
<EPS-DILUTED>                                  $ (.05)

<F1>Current assets include cash, unrestricted marketable securities, current portion of accounts and notes receivable and prepaid expenses and deposits.
<F2>Cuurent liabilities include the current portion of long-term debt and accounts payable, accrued expenses and other liabilities.

